EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2009, relating to the consolidated financial statements of ARIAD Pharmaceuticals, Inc. and the effectiveness of ARIAD Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 21, 2009